     As filed with the Securities and Exchange Commission on June 14, 2000
                                                           Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                       Under the Securities Act of 1933

                    LERNOUT & HAUSPIE SPEECH PRODUCTS N.V.
                  -----------------------------------------
            (Exact name of registrant as specified in its charter)

           Belgium                                        Not Applicable
           -------                                        --------------
(State or other jurisdiction of                 (I.R.S. Employer Identification
Incorporation or organization)                              Number)


              Flanders Language Valley 50, B-8900 Ieper, BELGIUM
              --------------------------------------------------
                   (Address of Principal Executive Offices)

                    LERNOUT & HAUSPIE SPEECH PRODUCTS N.V.
                    1994 DRAGON ROLLOVER STOCK OPTION PLAN
                   1999 DRAGON ROLLOVER STOCK INCENTIVE PLAN
                 UK DRAGON ROLLOVER COMPANY SHARE OPTION PLAN
                            2000 STOCK OPTION PLAN
                            ----------------------
                           (Full title of the Plan)

                               Gaston Bastiaens
                                   President
                  Lernout & Hauspie Speech Products USA, Inc.
                                52 Third Avenue
                     Burlington, Massachusetts  01803-4414
                     -------------------------------------
                    (Name and address of agent for service)

                                (781) 203-5000
                                --------------
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================

Title of each class of                                Proposed maximum          Proposed maximum
securities to be              Amount to be regi-      offering price per        aggregate offering           Amount of
registered                    stered (1)              share                     price                        registration fee
----------                    ----------              -----                     -----                        ----------------
Common Stock, no par          1,647,113(2)            $20.15(4)                 $ 33,194,268.28              $ 8,763.29
value
Common Stock, no par          3,000,000(3)            $43.16(5)                 $129,468,750.00              $34,179.75
value

====================================================================================================================================

(1) Such presently indeterminable number of additional shares of Common Stock are registered hereunder as may be issued in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, stock combination, or other similar changes in the Common Stock.
(2) Represents 852,405 shares, 775,146 shares and 19,562 shares of Common Stock that may be issued upon exercise of outstanding warrants granted under the 1994 Dragon Rollover Stock Option Plan, the 1999 Dragon Rollover Stock Incentive Plan and the UK Dragon Rollover Company Share Option Plan, respectively, that were assumed by Lernout & Hauspie Speech Products N.V. upon consummation of the merger of Dragon Systems, Inc. with and into L&H Holdings USA, Inc., one of its wholly-owned subsidiaries.
(3) Represents the 3,000,000 shares of Common Stock that may be issued upon exercise of warrants granted under the 2000 Stock Option Plan.
(4) Based upon the weighted average price at which options under the 1994 Dragon Rollover Stock Option Plan, the 1999 Dragon Rollover Stock Incentive Plan and the UK Dragon Rollover Company Share Option Plan may be exercised pursuant to Rule 457(h)(1) under the Securities Act of 1933.
(5) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, on the basis of the average high and low prices for the Registrant's Common Stock on the National Association of Securities Dealers National Market System on June 12, 2000.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.
         -----------------------------------------------

     The following documents are hereby incorporated by reference into this Registration Statement:

     (a) The Registrant's Annual Report on Form 20-F for the year ended December 31, 1998, filed on June 30, 1999 with the Commission;

     (b) The Registrant's Report on Form 6-K filed on February 25, 1999 with the Commission;

     (c) The Registrant's Report on Form 20-F/A/2 filed on April 13, 1999 with the Commission;

     (d) The Registrant's Report on Form 6-K/A filed on April 13, 1999 with the Commission;

     (e) The Registrant's Report on Form 6-K/A filed on April 13, 1999 with the Commission;

     (f) The Registrant's Report on Form 6-K/A filed on April 13, 1999 with the Commission;

     (g) The Registrant's Report on Form 6-K filed on April 13, 1999 with the Commission;

     (h) The Registrant's Report on Form 6-K filed on April 19, 1999 with the Commission;

     (i) The Registrant's Report on Form 6-K filed on April 30, 1999 with the Commission;

     (j) The Registrant's Report on Form 6-K filed on May 12, 1999 with the Commission;

     (k) The Registrant's Report on Form 6-K filed on June 1, 1999 with the Commission;

     (l) The Registrant's Report on Form 6-K filed on September 7, 1999 with the Commission;

     (m) The Registrant's Report on Form 6-K/A on September 9, 1999 with the Commission;

     (n) The Registrant's Report on Form 6-K filed on September 20, 1999 with the Commission;

     (o) The Registrant's Report on Form 6-K/A/2 filed on November 1, 1999 with the Commission;

     (p) The Registrant's Report on Form 6-K filed on December 23, 1999 with the Commission;

     (q) The Registrant's Report on Form 6-K filed on February 11, 2000 with the Commission;

     (r) The Registrant's Report on Form 6-K filed on February 24, 2000 with the Commission;

     (s) The Registrant's Report on Form 6-K filed on March 22, 2000 with the Commission;

     (t) The Registrant's Report on Form 6-K filed on March 30, 2000 with the Commission;

     (u) The Registrant's Report on Form 6-K filed on May 3, 2000 with the Commission;

     (v) The Registrant's Report on Form 8-K filed on May 22, 2000 with the Commission;

     (w) The Registrant's Report on Form 8-K/A filed on May 25, 2000 with the Commission;

     (x) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A (File No. 0-27296) filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") including any amendment or report filed for the purpose of updating such description; and

     (y) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form F-1 (File No. 33-97928) filed under the Securities Act and any amendments thereto.

          All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed hereby incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
         --------------------------

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

     For purposes of this offering, Brown, Rudnick, Freed & Gesmer, Boston, Massachusetts, our U.S. counsel, may pass upon U.S. legal matters. The validity of the securities offered hereby has been passed upon for the Registrant by Loeff Claeys Verbeke, Avenue de Tervueren 268A, B1150 Brussels, Belgium. A member of Brown, Rudnick, Freed & Gesmer, holds 90,000 shares of Registrant's Common Stock. A partner of Loeff Claeys Verbeke, Belgian counsel to the Registrant, owns 39,864 shares of the Registrant's Common Stock and holds a minority equity interest in L&H Holding N.V., an entity controlled by certain affiliates of the Registrant.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

     The Registrant's Restated Articles of Association include provisions permitting the Registrant to indemnify its directors and officers to the fullest extent permitted by Belgian law. The Registrant plans to enter into an indemnification agreement with each of its directors, future directors and certain of its officers. Generally, each indemnification agreement attempts to provide the maximum protection permitted by Belgian law with respect to the indemnification of the director or officer. The indemnification agreements will provide that the Registrant will pay certain amounts incurred by a director or officer in connection with any civil or criminal action or proceeding (excluding actions by or in the name of the Registrant, i.e. derivative suits) where the individual's involvement is by reason of the fact that he is or was a director or officer. Such amounts include, to the maximum extent permitted by law, attorneys fees, judgments, civil or criminal fines, settlement amounts and other expenses customarily incurred in connection with legal proceedings. Under the indemnification agreements, a director or officer will not receive indemnification if he is found not to have acted in good faith in the reasonable belief that his action was in the best interest of the Registrant.

     The Registrant maintains directors' and officers' liability insurance.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

     Not applicable.

Item 8.  Exhibits.
         --------


   4.01 Specimen Registered Certificate of Common Stock--Filed as Exhibit 4.01 to the Registrant's Registration Statement on Form F-1 (File No. 33-97928) (the "F-1 Registration Statement).*

   4.02 Specimen Bearer Certificate of Common Stock--Filed as Exhibit 4.02 to the Registrant's F-1 Registration Statement.*

   4.03 Description of Capital Stock (included in the Registrant's Restated Articles of Association) (filed herewith).

   5.01  Legal Opinion of Loeff Claeys Verbeke (filed herewith).

  23.01 Consent of Klynveld Peat Marwick Goerdeler Bedrijfsrevisoren (filed herewith).

  23.02  Consent of Ernst & Young Reviseurs d'Entrepreises (filed herewith).

  23.03  Consent of Deloitte & Touche LLP (filed herewith).

  23.04  Consent of Loeff Claeys Verbeke (included in Exhibit 5.01 hereto).

  24.01  Power of Attorney (included on page II-6 and II-7).

   99.1  Registrant's 1994 Dragon Rollover Stock Option Plan (filed herewith).

   99.2 Registrant's 1999 Dragon Rollover Stock Incentive Plan (filed herewith).

   99.3 Registrant's UK Dragon Rollover Company Share Option Plan (filed herewith).

   99.4  Registrant's 2000 Stock Option Plan (filed herewith).

* Not filed herewith. In accordance with Rule 411 promulgated pursuant to the 1933 Act, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.

Item 9.   Undertakings.
          -------------

(a)       The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 14th day of June, 2000.

                               LERNOUT & HAUSPIE SPEECH PRODUCTS N.V.


                               By:  /s/ Gaston Bastiaens
                                    ----------------------------------
                                   Gaston Bastiaens, President


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gaston Bastiaens, Jo Lernout and Pol Hauspie, and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                       Title                             Date
---------                       -----                             ----

/s/ Jo Lernout                  Co-Chairman and                   June 14, 2000
-----------------------------
Jo Lernout                      Managing Director


/s/ Pol Hauspie                 Co-Chairman and                   June 14, 2000
-----------------------------
Pol Hauspie                     Managing Director


/s/ Nico Willaert               Vice Chairman and                 June 14, 2000
-----------------------------
Nico Willaert                   Managing Director


/s/ Gaston Bastiaens            President, Principal              June 14, 2000
-----------------------------
Gaston Bastiaens                Executive Officer
                                and Authorized United
                                States Representative

/s/ Carl Dammekens              Senior Vice President of          June 14, 2000
-----------------------------
Carl Dammekens                  Finance, Principal Accounting
                                Officer and Principal Financial
                                Officer

/s/ Fernand Cloet               Director                          June 14, 2000
-----------------------------
Fernand Cloet


/s/ Marc De Pauw                Director                          June 13, 2000
-----------------------------
Marc De Pauw


/s/ Hubert Detremmerie          Director                          June 14, 2000
-----------------------------
Hubert Detremmerie


/s/ Jan Coene                   Director                          June 13, 2000
-----------------------------
Jan Coene


RVD SECURITIES N.V.             Director                          June 13, 2000

By:  /s/ Erwin Vandendriessche
     -------------------------
     Erwin Vandendriessche

/s/ Dirk Cauwelier              Director                          June 13, 2000
-----------------------------
Dirk Cauwelier


/s/ Alex Vieux                  Director                          June 14, 2000
-----------------------------
Alex Vieux


/s/ Gerard Van Acker            Director                          June 14, 2000
-----------------------------
Gerard Van Acker


/s/ Bernard Vergnes             Director                          June 13, 2000
-----------------------------
Bernard Vergnes


/s/ Francis Vanderhoydonck      Director                          June 14, 2000
-----------------------------
Francis Vanderhoydonck


/s/ Roel Pieper                 Director                          June 14, 2000
-----------------------------
Roel Pieper


/s/ Albert J. Fitzgibbons III   Director                          June 14, 2000
-----------------------------
Albert J. Fitzgibbons III

                               INDEX TO EXHIBITS

Exhibit
Number
------

   4.01 Specimen Registered Certificate of Common Stock--Filed as Exhibit 4.01 to the Registrant's Registration Statement on Form F-1 (File No. 33-97928) (the "F-1 Registration Statement).*

   4.02 Specimen Bearer Certificate of Common Stock--Filed as Exhibit 4.02 to the Registrant's F-1 Registration Statement.*

   4.03 Description of Capital Stock (included in the Registrant's Restated Articles of Association) (filed herewith).

   5.01   Legal Opinion of Loeff Claeys Verbeke (filed herewith).

  23.01 Consent of Klynveld Peat Marwick Goerdeler Bedrijfsrevisoren (filed herewith).

  23.02 Consent of Ernst & Young Reviseurs d'Entreprises S.C.C. (filed herewith).

  23.03   Consent of Deloitte & Touche LLP (filed herewith).

  23.04   Consent of Loeff Claeys Verbeke (included in Exhibit 5.01 hereto).

  24.01   Power of Attorney (included on page II-6 and II-7).

   99.1   Registrant's 1994 Dragon Rollover Stock Option Plan (filed herewith).

   99.2 Registrant's 1999 Dragon Rollover Stock Incentive Plan (filed herewith).

   99.3 Registrant's UK Dragon Rollover Company Share Option Plan (filed herewith).

   99.4   Registrant's 2000 Stock Option Plan (filed herewith).

* Not filed herewith. In accordance with Rule 411 promulgated pursuant to the 1933 Act, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.